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                    THRIFT MANAGEMENT, INC. AND SUBSIDIARIES

         EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

The following table presents the computation of basic and diluted net income
(loss) per share:



                                                        THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                 ---------------------------------       ---------------------------------
                                                     JULY 1,             JUNE 25,            JULY 1,            JUNE 25,
                                                      2001                2000                2001                2000
                                                 -------------       -------------       -------------       -------------
Numerator:
Net (loss) before extraordinary gain             $    (179,331)      $    (700,267)      $    (281,768)      $    (960,281)

Extraordinary gain on debentures settlement                 --                  --             408,552                  --
                                                 -------------       -------------       -------------       -------------
Net (loss)                                       $    (179,331)      $    (700,267)      $     126,784       $    (960,281)
                                                 =============       =============       =============       =============

Denominator:
Denominator for basic income (loss) per
     Share-weighted average shares                   3,047,210           2,497,210           2,961,496           2,430,781

Effect of dilutive securities:
     Stock options                                          --                  --              23,719                  --
                                                 -------------       -------------       -------------       -------------
Denominator for diluted income (loss) per
     Share                                           3,047,210           2,497,210           2,985,215           2,430,781
                                                 =============       =============       =============       =============

     Income (loss) per share:

Basic:
Net (loss) before extraordinary gain             $       (0.06)      $       (0.28)      $       (0.10)      $       (0.40)

Extraordinary gain on debenture settlement                  --                  --                0.14                  --
                                                 -------------       -------------       -------------       -------------
Net income (loss)                                $       (0.06)      $       (0.28)      $        0.04       $       (0.40)
                                                 =============       =============       =============       =============

Diluted:
Net (loss) before extraordinary gain             $       (0.06)      $       (0.28)      $       (0.10)      $       (0.40)

Extraordinary gain on debenture settlement                  --                  --                0.14                  --
                                                 -------------       -------------       -------------       -------------

Net income (loss)                                $       (0.06)      $       (0.28)      $        0.04       $       (0.40)
                                                 =============       =============       =============       =============


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